UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement
Touchstone Funds Group Trust
(Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

TOUCHSTONE FUNDS GROUP TRUST
303 Broadway, Suite 1100
Cincinnati, Ohio 45202
(800) 638-8194

Touchstone International ESG Equity Fund
(formerly, Touchstone Premium Yield Equity Fund)

Important Notice Regarding the Availability of this Information Statement

The Information Statement is available at TouchstoneInvestments.com/Resources

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement (the “Information Statement”) is being furnished to the shareholders of Touchstone International ESG Equity Fund (the “Fund”) (formerly, Touchstone Premium Yield Equity Fund), a series of Touchstone Funds Group Trust (the “Trust”). This Information Statement relates to the approval by the Board of Trustees of the Trust (the “Board” or "Trustees"), including a majority of Trustees that are not interested persons of the Fund as defined by the Investment Company Act of 1940, as amended (the "1940 Act"), of a new sub-advisory agreement (the “Sub-Advisory Agreement”) between Touchstone Advisors, Inc. (“Touchstone”) and Rockefeller & Co., LLC (“Rockefeller” or the “Sub-Advisor”) and the termination of the existing sub-advisory agreement between Touchstone and Miller/Howard Investments, Inc. ("Miller/Howard"), in each case with respect to the Fund and effective August 23, 2019. The U.S. Securities and Exchange Commission (the “SEC”) has granted an exemptive order that permits Touchstone, the investment advisor to the Fund, under certain conditions and subject to Board approval, to select or change unaffiliated sub-advisors to manage all or a portion of the assets of the Fund and enter into new sub-advisory agreements or amend existing sub-advisory agreements with unaffiliated sub-advisors, each without first obtaining shareholder approval. A condition of this order requires Touchstone to furnish shareholders with the relevant information contained herein about Rockefeller and the Sub-Advisory Agreement. The Information Statement is being mailed on or about November 1, 2019 to shareholders of record of the Fund as of October 3, 2019.

The Fund’s most recent annual report for the fiscal year ended September 30, 2018 and semi-annual report for the six-month period ended March 31, 2019 are available upon request without charge by writing to the Trust at Touchstone Funds Group Trust, P.O. Box 9878, Providence, Rhode Island 02940, by calling 1.800.543.0407, or online at: TouchstoneInvestments.com/Resources.

BOARD APPROVAL OF THE SUB-ADVISOR

At a Board meeting held on May 16, 2019 (the “Meeting”), Touchstone recommended and the Board approved the replacement of the Fund’s sub-advisor, Miller/Howard, with Rockefeller. The Sub-Advisory Agreement between Touchstone and Rockefeller took effect on August 23, 2019, and the Sub-Advisory Agreement with Miller/Howard was terminated as of August 23, 2019. The Board considered, among other things discussed below, the recent ownership change at Miller/Howard and the Fund's performance challenges.

Rockefeller manages the Fund in accordance with its international environmental, social, and governance ("ESG") strategy. In connection with the appointment of Rockefeller, the Fund’s prospectus was supplemented on May 24, 2019 to change the Fund’s name, investment goal and principal investment strategies to reflect Rockefeller’s International ESG Equity strategy, which took effect on August 23, 2019. As of such date, the Fund invests, under normal circumstances, at least 80% of its assets in equity securities of non-U.S. companies that meet certain financial and ESG criteria. Equity securities include common stocks, preferred stocks, convertible securities, depositary receipts such as American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and European Depositary Receipts (“EDRs”), and interests in other investment companies, including exchange-traded funds that invest in equity securities. The Fund invests in securities of any size, but generally focuses on larger, more established companies. The Fund invests primarily in securities of companies domiciled in developed markets, but may invest up to 30% of its net assets in securities of companies domiciled in emerging and frontier markets. Rockefeller selects investments for the Fund based on an evaluation of a company’s financial condition and its ESG practices. Rockefeller believes that integrating ESG analysis into the investment process provides additional insight into a company's long-term competitive edge and helps identify risks and opportunities that financial analysis might not fully consider.

In addition, effective August 23, 2019, the Fund’s investment goal and 80% investment policy were changed to the following.

Investment Goal:	The Fund seeks long-term growth of capital.
80% Investment Policy:	The Fund invests, under normal circumstances, at least 80% of its assets in equity securities of non-U.S. companies that meet certain financial and ESG criteria.
The Fund changed its name from Touchstone Premium Yield Equity Fund to Touchstone International ESG Equity Fund as a result of the appointment of Rockefeller. In conjunction with the changes to the Fund's principal investment strategies, Real Estate Investment Trust Risk disclosure was removed from the Fund’s prospectus. The following risk disclosures were added to the Fund’s prospectus to reflect the risks associated with the Fund's International ESG Equity strategy: Convertible Securities Risk, Preferred Stock Risk, Frontier Markets Risk and Other Investment Companies Risk.

The following individuals at Rockefeller are jointly and primarily responsible for the management of the Fund’s portfolio:

David P. Harris, CFA, is the Chief Investment Officer and President of Rockefeller. He is a member of the Executive Team. Mr. Harris has spent more than two decades with Rockefeller. Prior to becoming Chief Investment Officer in 2005 he was the firm’s Director of Equity Management, where he led the global equity portfolio and the equity analyst team. Before joining Rockefeller, Mr. Harris worked at Stein Roe & Farnham, where he was a portfolio manager for non-U.S. and emerging market equity funds. Mr. Harris serves on the Board of Trustees and as Chair of the Investment Committee of St. Barnabas Hospital, the Advisory and Investment Committees of the Studio in a School Association, and the Board of Directors of Quarry Underwriting Assurance Limited. He is a Chartered Financial Analyst® charterholder. Mr. Harris received his bachelor’s degree from the University of Michigan and an MBA with distinction from Cornell University.

Jimmy C. Chang, CFA, is the Chief Investment Strategist, a Senior Portfolio Manager and a Managing Director of Rockefeller, with oversight of the Fixed Income group. He is a member of the firm's Executive Team. Prior to joining Rockefeller in 2004, Mr. Chang served as a Senior

Vice President, Chief Technology Strategist and Senior Technology Analyst at the U.S. Trust Company of New York, where he led technology equity research and co-managed a technology fund. He previously served as a Senior Marketing Representative and an Advisory Systems Engineer at International Business Machines Corporation (IBM) from 1985 to 1994, where he was responsible for client relationship management, business volume and profit attainments at major international financial services and banking accounts. Mr. Chang is a Chartered Financial Analyst® charterholder. He received an M.B.A. in Finance/International Business from New York University and a B.S. (summa cum laude) in Electrical Engineering from The Cooper Union. He is a member of the Tau Beta Pi National Engineering Honor Society. Jimmy serves on the Investment Committee of the Foundation for Contemporary Arts.

For more information about the Fund’s principal investment strategies, principal risks, and portfolio managers, please see the Fund’s prospectus dated August 23, 2019, as supplemented. A copy of the prospectus may be obtained without charge by writing to the Trust at Touchstone Funds Group Trust, P.O. Box 9878, Providence, Rhode Island 02940, by calling 1.800.543.0407, or online at TouchstoneInvestments.com/Resources.

As a result of the change in the Fund’s sub-advisor, the Fund’s portfolio was repositioned by Rockefeller, resulting in increased portfolio turnover and brokerage costs as well as gains on the portfolio securities sold which increased taxable distributions to Fund shareholders.

THE BOARD’S CONSIDERATIONS

Board Considerations with respect to Approval of the Sub-Advisory Agreement. At the Meeting, the Board, and by a separate vote, the Trustees of the Trust who are not “interested persons,” as such term is defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”), initially approved the Sub-Advisory Agreement.

Nature, Extent and Quality of Services to be Provided; Investment Personnel. The Board considered information provided by Touchstone regarding the services to be provided by Rockefeller. The Board considered Rockefeller’s level of knowledge and investment style. The Board reviewed the experience and credentials of the investment personnel who would be responsible for managing the investment of portfolio securities with respect to the Fund. The Board also noted that it is familiar with Rockefeller, as Rockefeller serves as a sub-advisor to the Touchstone Global ESG Equity Fund (“Global ESG Equity Fund”), a series of Touchstone Strategic Trust, which it manages in accordance with its Global ESG Equity strategy. The Board noted that Rockefeller would utilize a similar strategy currently employed for the Global ESG Equity Fund in managing the Fund. The Board also noted that the investment team who would manage the Fund would be the same investment team that currently manages the Global ESG Equity Fund. The Board also took into consideration that Touchstone was satisfied with Rockefeller’s in-house risk and compliance teams and its familiarity with Rockefeller given Rockefeller’s management of the Global ESG Equity Fund.

Anticipated Profitability. The Board took into consideration the financial condition of Rockefeller and any direct and indirect benefits to be derived by Rockefeller from its relationship with the Fund. In considering the anticipated level of profitability to Rockefeller, the Board noted the proposed contractual undertaking of Touchstone to maintain expense limitations for the Fund and also noted that the sub-advisory fee under the Sub-Advisory Agreement would be paid by Touchstone out of the advisory fee that it receives from the Fund, and that the proposed sub-advisory fee was negotiated at arm’s length between Touchstone and Rockefeller. Therefore, the anticipated level of profitability to Rockefeller from its relationship with the Fund was not a substantial factor in the Board’s deliberations. For similar reasons, the Board did not consider potential economies of scale in Rockefeller’s management of the Fund to be a substantial factor in its consideration, although it noted that the proposed sub-advisory fee would include a breakpoint. The Board noted that, in connection with the proposed change in sub-advisor, Touchstone also proposed to reduce the Fund’s advisory fee and expense limitations.

Proposed Sub-Advisory Fee. The Board considered that the Fund would pay an advisory fee to Touchstone and that Touchstone would pay the sub-advisory fee to Rockefeller out of the advisory fee. The Board compared Rockefeller’s proposed sub-advisory fee to the sub-advisory fee paid to Miller/Howard, noting that the proposed sub-advisory fee was lower than the current sub-advisory fee. The Board noted that the proposed sub-advisory fee to be paid to Rockefeller for managing the Fund will be identical to the sub-advisory fee paid to Rockefeller for managing the Global ESG Equity Fund. The Board considered the amount of the advisory fee to be retained by Touchstone and the amount to be paid to Rockefeller with respect to the various services to be provided by Touchstone and Rockefeller. Based upon their review, the Trustees concluded that the Fund’s proposed sub-advisory fee was reasonable considering the services to be provided to the Fund by Rockefeller.

Investment Performance. The Board considered Rockefeller’s investment performance and the Fund’s investment performance under the management of Miller/Howard. The Trustees also took into consideration the investment performance of Rockefeller’s non-U.S., non-ESG equity strategy and the Global ESG Equity Fund, which included investments in non-U.S. companies.

Conclusion. The Board reached the following conclusions regarding the Sub-Advisory Agreement: (a) Rockefeller is qualified to manage the Fund’s assets in accordance with the Fund’s new investment goal and principal investment strategies; (b) Rockefeller maintains an appropriate compliance program; (c) the Fund’s proposed sub-advisory fee is reasonable in relation to the services to be provided to the Fund by Rockefeller; and (d) Rockefeller’s proposed investment strategies are appropriate for managing the Fund. In considering the approval of the Sub-Advisory Agreement, the Board, including the Independent Trustees, did not identify any single factor as controlling, and each Trustee attributed different weights to the various factors. Based on its conclusions, the Board, including a majority of the Independent Trustees, determined that approval of the Sub-Advisory Agreement was in the best interests of the Fund.

INFORMATION ABOUT THE SUB-ADVISOR

Rockefeller & Co., LLC, located at 45 Rockefeller Plaza, Fifth Floor, New York, New York 10111, serves as sub-advisor to the Fund. As sub-advisor, Rockefeller makes investment decisions for the Fund and also ensures compliance with the Fund’s investment policies and guidelines. Headquartered in New York City, Rockefeller is a global investment advisory and asset management firm that provides a wide array of services to high net-worth individuals, families, trusts, family offices, mutual funds, foundations, endowments and other institutions and accounts. Rockefeller’s history, through its predecessors, dates back to 1882 when John D. Rockefeller established a New York office to manage the Rockefeller family’s investment, personal, and philanthropic interests. Effective March 1, 2018, Rockefeller became an indirect wholly-owned subsidiary of Rockefeller Capital Management L.P., a new holding company controlled by Viking Global Investors L.P., a global investment firm founded in 1999. The Fund’s investment strategy reflects Rockefeller’s International ESG Equity Strategy, which is managed by two portfolio managers and supported by a team of financial analysts and dedicated ESG analysts. As of June 30, 2019, Rockefeller had approximately $10.1 billion in net assets under management. Rockefeller

Capital Management is the marketing name for Rockefeller Capital Management L.P. and its affiliates, including Rockefeller.

Rockefeller serves as sub-advisor to the following fund, which has a similar investment objective to that of the Fund. Touchstone pays Rockefeller the sub-advisory fee for services to the following fund out of the management fee it receives from such fund.

Fund	Size (as of September 30, 2019)	Aggregate Compensation (for March 31, 2019 fiscal year)	Investment Goal
Touchstone Global ESG Equity Fund	$711.5 million	$2,427,784	The Fund seeks long-term growth of capital.

The names and principal occupations of the principal executive officers of Rockefeller are listed below. The address for each principal executive officer is 45 Rockefeller Plaza, Fifth Floor, New York, New York 10111.

Name	Principal Occupation
Gregory J. Fleming	President & Chief Executive Officer
John F. Ryan	Chief Operating Officer
Edmond N. Moriarty	Chief Financial Officer
Timothy J. McCarthy	Chief Compliance Officer
Jonathan Eisenberg	General Counsel & Secretary

The advisory fee rate paid by the Fund to Touchstone has been lowered in connection with Rockefeller's appointment as the Fund’s sub-advisor, as described below. Touchstone uses a portion of its advisory fee to pay Rockefeller' sub-advisory fees. Under the Sub-Advisory Agreement, the fee schedule is lower than the sub-advisory fee schedule at all asset levels used to compensate Miller/Howard. Because Touchstone pays Rockefeller's sub-advisory fees out of its own fees received from the Fund, there is no “duplication” of advisory fees paid.

The table below reflects (1) the aggregate amount of the sub-advisory fee paid to Miller/Howard during the Fund's last fiscal year, (2) the amount of the sub-advisory fee that would have been paid to Rockefeller had the Sub-Advisory Agreement been in effect during the last fiscal year, and (3) the difference between (1) and (2) as a percentage of the aggregate amount of the sub-advisory fees paid during the Fund's last fiscal year.

	Paid to Miller/Howard for Fiscal Year Ended September 30, 2018	Pro Forma Sub-Advisory Fee Amount(1) Paid to Rockefeller	Percentage Difference (2)
Investment Sub-Advisory Fee	$433,842	$357,617	(18%)
(1) Reflects the impact of applying the Fund’s investment sub-advisory fee rate, following the appointment of Rockefeller as sub-advisor, to the Fund’s average net assets for the fiscal year ended September 30, 2018.
(2) Reflects the anticipated decrease in the investment sub-advisory fee as a result of the sub-advisor change. The pro forma sub-advisory fees would have been lower than the fees paid to Miller/Howard, assuming the Sub-Advisory Agreement was in place for the fiscal year ended September 30, 2018.

INVESTMENT SUB-ADVISORY AGREEMENT

The Sub-Advisory Agreement is attached to this Information Statement as Exhibit A. With the exception of the sub-advisor’s compensation described below, the contractual terms and conditions of the Sub-Advisory Agreement are similar to those of the prior sub-advisory agreement between Touchstone and Miller/Howard dated November 15, 2018 (the “Prior Sub-Advisory Agreement”), which was last approved by the Board on August 16, 2018.

A description of several important provisions of the Sub-Advisory Agreement is set forth below and is qualified in its entirety by reference to Exhibit A.

General. Rockefeller manages the investment and reinvestment of the portion of the assets of the Fund allocated to it by Touchstone (the “Fund Assets”), subject to and in accordance with the investment goal, policies, and restrictions of the Fund and in conformity with the Fund’s registration statement. Rockefeller makes all determinations with respect to the investment of the Fund Assets and the purchase and sale of portfolio securities. Rockefeller also determines the manner in which voting rights, rights to consent to corporate actions, and any other rights pertaining to the Fund Assets will be exercised. Rockefeller provides regular reports to the Board. Rockefeller places orders for portfolio transactions on behalf of the Fund in accordance with the Trust’s policies and is responsible for obtaining the most favorable price and execution available for the Fund.

Compensation. The sub-advisory fee rate payable to Rockefeller is based on a variety of factors, including the value of the services to be provided, the competitive environment in which the Fund will be marketed, the investment characteristics of the Fund relative to other similar funds and the fees charged to comparable products within the industry. The advisory fee rate paid by the Fund to Touchstone was lowered as a result of the approval of Rockefeller as the sub-advisor to the Fund.

Liability. Rockefeller has agreed to indemnify and hold harmless the Trust, Touchstone and all of their affiliated persons (as such term is defined in Section 2(a)(3) of the 1940 Act) against any and all direct losses, claims, damages, or liabilities (including reasonable legal and other expenses) incurred by reason of or arising out of: (a) Rockefeller being in material violation of any applicable federal or state law, rule, or regulation or any investment policy or restriction set forth in the Fund's currently effective registration statement, including its prospectus and statement of additional information (collectively, the "Disclosure Documents") or any written instructions from the Board, or (b) Rockefeller's willful misfeasance, bad faith, or gross negligence or its reckless disregard of its obligations and duties under the Sub-Advisory Agreement.

Touchstone has agreed to indemnify and hold harmless Rockefeller and all of its affiliated persons (within the meaning of Section 2(a)(3) of the 1940 Act) and all of its controlling persons (as described in Section 15 of the 1933 Act) against any and all direct losses incurred by reason of or arising out of: (a) Touchstone being in material violation of any applicable federal or state law, rule, or regulation, or (b) Touchstone's willful misfeasance, bad faith, gross negligence, or its reckless disregard of its obligations and duties under the Sub-Advisory Agreement.

Limit on Trust Liability. Rockefeller agrees that (i) the Trust’s obligations to Rockefeller under the Sub-Advisory Agreement (or indirectly under the investment advisory agreement) shall be limited in any event to the Fund Assets and (ii) Rockefeller shall not seek satisfaction of any such obligation from the shareholders of the Fund, other than Touchstone, nor from any Trustee, officer, employee, or agent of the Trust.

Term. The terms of the Sub-Advisory Agreement provide for it to remain in effect for an initial term ending on the two-year anniversary of the Sub-Advisory Agreement, which is August 22, 2021. Unless earlier terminated, the Sub-Advisory Agreement will continue for successive annual terms, provided that each continuance is approved annually by the majority of the Board or by the vote of a majority of the outstanding voting securities of the Fund (as such term is defined in the 1940 Act), and, in either case, by a majority of the Independent Trustees.

Amendment. The Sub-Advisory Agreement may be amended at any time by the parties to it, subject to approval by the Board and, if required by applicable SEC rules and regulations, a vote of the majority of the outstanding voting securities of the Fund affected by such change.

Termination. The Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, (i) by Touchstone upon not more than 60 days’ nor less than 30 days’ prior written notice to Rockefeller; (ii) by Rockefeller upon not less than 60 days’ prior written notice to Touchstone; or (iii) by the Trust upon either (a) the majority vote of the Board or (b) the affirmative vote of a majority of the outstanding voting securities of the Fund. The Sub-Advisory Agreement will terminate automatically in the event of its “assignment” as such term is defined under the 1940 Act.

INFORMATION ABOUT TOUCHSTONE

Touchstone, located at 303 Broadway, Suite 1100, Cincinnati, Ohio 45202, is a registered investment advisor that serves as the investment advisor to the Fund pursuant to the terms of an advisory agreement (the “Advisory Agreement”), dated February 17, 2006, as amended. The Advisory Agreement was last approved by shareholders on or about December 3, 2007 and by the Board on November 15, 2018. Under the Advisory Agreement, Touchstone reviews, supervises, and administers the Fund’s investment program and also ensures compliance with the Funds’ investment policies and guidelines, subject to the oversight of, and policies established by, the Board. Touchstone selects the Fund’s sub-advisor(s), subject to approval by the Board, determines the appropriate allocation of assets to the Fund’s sub-advisor(s) and continuously monitors sub-advisor performance.

Touchstone is also responsible for running all of the operations of the Fund, except those that are subcontracted to a sub-advisor, custodian, transfer agent, or sub-administrative agent, or to other parties. For its services, Touchstone is entitled to receive an investment advisory fee from the Fund at an annualized rate based on the average daily net assets of the Fund. In connection with the sub-advisor change, Touchstone reduced its management fees. Prior to August 23, 2019, the Fund paid an advisory fee at an annual rate of 0.70% on the first $100 million of assets and 0.65% on assets over $100 million. Beginning on August 23, 2019, in connection with the appointment of Rockefeller as sub-advisor to the Fund, the Fund pays an advisory fee at an annual rate of 0.65% on the first $1 billion of assets and 0.60% on assets over $1 billion. The Fund’s annual advisory fee is accrued daily and paid monthly.

For the fiscal year ended September 30, 2018, the annual advisory fee for the Fund, net of any advisory fee waivers and/or expense reimbursements, was 67% of the Fund’s average daily net assets or $737,677. The pro forma amount of advisory fees paid to Touchstone would have been lower had the change to Rockefeller as sub-advisor occurred during the prior fiscal year.

Touchstone uses a portion of its advisory fees to pay Rockefeller' sub-advisory fees. As of September 30, 2019, Touchstone had approximately $17.7 billion in assets under management.

INFORMATION ABOUT THE DISTRIBUTOR

Touchstone Securities, Inc. (the “Distributor”) and the Trust are parties to a distribution agreement with respect to the Fund, which was not impacted by, and remained in place following the appointment of Rockefeller. The Distributor’s principal place of business is 303 Broadway, Suite 1100, Cincinnati, Ohio 45202. The Distributor is a registered broker-dealer and an affiliate of Touchstone by reason of common ownership. The table below sets forth the aggregate underwriting commissions on sales of the Fund’s shares, which are comprised of the amount the Distributor distributed to unaffiliated broker-dealers, the amount the Distributor earned as a broker-dealer in the selling network, and the amount of underwriting commissions retained by the Distributor, all for the fiscal year ended September 30, 2018.

Aggregate Underwriting Commissions on Sales	Amount Distributed to Unaffiliated Broker-Dealers in Selling Network	Amount Earned as a Broker-Dealer in Selling Network	Amount Retained in Underwriting Commissions
$28,799	$22,735	$1,760	$4,304

The Distributor retains the contingent deferred sales charge (“CDSC”) on redemptions of shares of the Fund that are subject to a CDSC. For the fiscal year ended September 30, 2018, the Distributor did not retain any CDSCs with respect to Class A and Class C shares. The Fund does not pay fees to the Distributor pursuant to the distribution agreement.

INFORMATION ABOUT THE ADMINISTRATOR

Touchstone serves as the Fund’s administrator pursuant to an administration agreement with the Trust which was not impacted by, and remained in place following, the appointment of Rockefeller. For the fiscal year ended September 30, 2018, the Fund paid Touchstone $159,552 in administration fees. Touchstone has engaged BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon IS”), located at 4400 Computer Drive, Westborough, Massachusetts 01581, to serve as the Trust’s sub-administrator. BNY Mellon IS is compensated directly by Touchstone out of its administration fees, not by the Trust.

SHARE OWNERSHIP INFORMATION

As of October 3, 2019, the Fund had 4,427,411.214 shares issued and outstanding. As of October 3, 2019, the name, address, number of shares, and percentage ownership of each shareholder that owned of record or beneficially 5% or more of the outstanding shares of any class of the Fund are as follows:

Name and Address	Number of Shares	Percent of Class	Share Class
WELLS FARGO CLEARING SERVICES 2801 MARKET STREET SAINT LOUIS, MO 63103	288,167.001	23.74%	Class A

Name and Address	Number of Shares	Percent of Class	Share Class
MORGAN STANLEY SMITH BARNEY LLC FOR THE EXCLUSIVE BENEFIT OF ITS CUSTOMERS 1 NEW YORK PLAZA FL 12 NEW YORK NY 10004-1901	201,450.384	16.59%	Class A
UBS WM USA FBO SPEC CDY A/C EXL BEN CUSTOMERS OF UBSFSI 1000 HARBOR BLVD WEEHAWKEN, NJ 07086	88,424.485	7.28%	Class A
CHARLES SCHWAB & CO INC 101 MONTGOMERY ST SAN FRANCISCO CA 94104	70,702.687	5.82%	Class A
RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS 880 CARILLON PARKWAY ST PETERSBURG FL 33716	66,374.220	5.47%	Class A
PERSHING LLC 1 PERSHING PLAZA JERSEY CITY NJ 07399	65,427.598	5.39%	Class A

WELLS FARGO CLEARING SERVICES 2801 MARKET STREET SAINT LOUIS, MO 63103	393,647.544	31.22%	Class C
UBS WM USA FBO SPEC CDY A/C EXL BEN CUSTOMERS OF UBSFSI 1000 HARBOR BLVD WEEHAWKEN, NJ 07086	328,469.421	26.05%	Class C
MORGAN STANLEY SMITH BARNEY LLC FOR THE EXCLUSIVE BENEFIT OF ITS CUSTOMERS 1 NEW YORK PLAZA FL 12 NEW YORK NY 10004-1901	148,816.819	11.8%	Class C
CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCT FBO CUSTOMERS 211 MAIN STREET SAN FRANCISCO CA 94105	119,942.068	9.51%	Class C
MLPF & S THE SOLE BENEFIT OF FOR IT'S CUSTOMERS 4800 DEER LAKE DR EAST-2ND FLR JACKSONVILLE FL 32246	63,304.929	5.02%	Class C

UBS WM USA FBO SPEC CDY A/C EXL BEN CUSTOMERS OF UBSFSI 1000 HARBOR BLVD WEEHAWKEN, NJ 07086	203,948.764	10.45%	Class Y
LPL FINANCIAL 4707 EXECUTIVE DRIVE SAN DIEGO CA 92121-3091	191,305.349	9.8%	Class Y

Name and Address	Number of Shares	Percent of Class	Share Class
MORGAN STANLEY SMITH BARNEY LLC FOR THE EXCLUSIVE BENEFIT OF ITS CUSTOMERS 1 NEW YORK PLAZA FL 12 NEW YORK NY 10004-1901	180,241.594	9.23%	Class Y
NATIONAL FINANCIAL SERVICES CORP (FBO) OUR CUSTOMERS 499 WASHINGTON BLVD JERSEY CITY NJ 07310-2010	179,600.336	9.2%	Class Y
WELLS FARGO CLEARING SERVICES 2801 MARKET STREET SAINT LOUIS, MO 63103	166,820.111	8.54%	Class Y
RBC CAPITAL MARKETS LLC MUTUAL FUND OMNIBUS PROCESSING OMNIBUS 60 SOUTH SIXTH STREET-P08 MINNEAPOLIS MN 55402-4400	123,592.848	6.33%	Class Y
CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCT FBO CUSTOMERS 211 MAIN STREET SAN FRANCISCO CA 94105	101,627.380	5.21%	Class Y

TOUCHSTONE ADVISORS INC 303 BROADWAY SUITE 1100 CINCINNATI OH 45202-0000	311.048	100%	Institutional Class

As of October 3, 2019, none of the Trustees or the Trust’s Principal Executive Officer and Principal Financial Officer beneficially owned any shares of the Fund.

PORTFOLIO TRANSACTIONS

There were no affiliated brokerage transactions for the Fund’s most recently completed fiscal year-end.

SHAREHOLDERS SHARING THE SAME ADDRESS

If two or more shareholders share the same address, only one copy of this Information Statement is being delivered to that address, unless the Trust has received contrary instructions from one or more of the shareholders at that shared address. Upon written or oral request, the Trust will deliver promptly a separate copy of this Information Statement to a shareholder at a shared address. Please call 1.800.543.0407 or forward a written request to the Trust, P.O. Box 9878, Providence, Rhode Island 02940, if you would like to (1) receive a separate copy of this Information Statement; (2) receive your annual reports or information statements separately in the future; or (3) request delivery of a single copy of annual reports or information statements if you are currently receiving multiple copies at a shared address.

EXHIBIT A:
SUB-ADVISORY AGREEMENT

Touchstone International ESG Equity Fund
A series of
Touchstone Funds Group Trust

This Sub-Advisory Agreement (the “Agreement”) is made as of August 23, 2019, between Touchstone Advisors, Inc. (the “Advisor”), and Rockefeller & Co., LLC, a wholly owned subsidiary of Rockefeller Capital Management (the “Sub-Advisor”).

WHEREAS, Touchstone Funds Group Trust (the “Trust”) is a Delaware business trust organized pursuant to an Agreement and Declaration of Trust dated October 25, 1993, as amended, and registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Advisor is an investment advisor registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and has been retained by the Trust to provide investment advisory services with respect to certain assets of the Touchstone International ESG Equity Fund (the “Fund”); and

WHEREAS, the Sub-Advisor also is an investment advisor registered under the Advisers Act; and

WHEREAS, the Advisor desires to retain the Sub-Advisor to furnish it with portfolio management services in connection with the Advisor’s investment advisory activities on behalf of the Fund, and the Sub-Advisor has agreed to furnish such services to the Advisor and the Fund;

NOW THEREFORE, in consideration of the terms and conditions set forth below, it is agreed as follows:

1.    Appointment of the Sub-Advisor. In accordance with and subject to the Investment Advisory Agreement between the Trust and the Advisor, attached as Exhibit A (the “Advisory Agreement”), the Advisor appoints the Sub-Advisor to manage the investment and reinvestment of that portion of the assets of the Fund allocated to it by the Advisor (the “Fund Assets”), in conformity with the Fund’s currently effective registration statement, including its prospectus and statement of additional information, as amended (collectively, the “Disclosure Documents”), and subject to the control and direction of the Advisor and the Trust’s Board of Trustees (the “Board”), for the period and on the terms set forth in this Agreement. The Sub-Advisor accepts such appointment and agrees during such period to render the services and to perform the duties called for by this Agreement for the compensation provided in Section 3 of this Agreement. The Sub-Advisor shall at all times maintain its registration as an investment advisor under the Advisers Act and shall otherwise comply in all material respects with all applicable laws and regulations, both state and federal. For purposes of this Agreement, the Sub-Advisor shall be deemed an independent contractor and shall, except as expressly provided or authorized by written Agreement with the Advisor, Fund, or Trust, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust or the Fund.

2.    Duties of the Sub-Advisor. The Sub-Advisor will provide the following services and undertake the following duties:

a.The Sub-Advisor will manage the investment and reinvestment of the Fund Assets, subject to and in accordance with the investment objectives, policies, and restrictions of the Fund, and in conformity with the Fund’s currently effective Disclosure Documents, and, to the extent they do not contradict the Fund’s currently effective Disclosure Documents, any written directions which the Advisor or the Trust’s Board may give pursuant to this Agreement. In furtherance of the foregoing, the Sub-Advisor will make all determinations with respect to the investment of the Fund Assets and the purchase and sale of portfolio securities and shall take such steps as may be necessary or advisable to implement the same. The Sub-Advisor also will determine the manner in which voting rights, rights to consent to corporate actions, and any other rights pertaining to the portfolio securities will be exercised.

b.As reasonably requested, the Sub-Advisor will render regular reports to the Trust’s Board and to the Advisor (or such other service providers as the Advisor shall engage to assist it in the evaluation of the performance and activities of the Sub-Advisor). Such reports shall be made in such form and manner and with respect to such matters regarding the Fund and the Sub-Advisor as the Trust or the Advisor shall reasonably request; provided, however, that in the absence of extraordinary circumstances, a portfolio manager responsible for management of Fund Assets for the Sub-Advisor will not be required to attend in-person more than one meeting per year with the Trust’s Board.

c.The Sub-Advisor may utilize the services of a third-party service provider to research and vote proxies on its behalf and on behalf of the Fund.

d.The Sub-Advisor shall not have custody of any of the Fund Assets and is not authorized to provide the Fund with legal or tax advice or to engage the Fund in any legal proceedings, including responding to class action claims; provided, however, that the Sub-Advisor shall promptly forward any notices it receives relating to class action claims to the Fund’s custodian or other duly designated Fund agent. The Sub-Advisor shall assist the custodian or other duly designated Fund agent in evaluating such securities class action claims, as reasonably requested in writing (provided that in so doing the Sub-Advisor shall not incur any extraordinary costs), but the Sub-Advisor will not be responsible for filing any such claims. The Advisor acknowledges that the Fund’s custodian or other duly designated Fund agent, and not the Sub-Advisor, will be responsible for evaluating and making all decisions regarding class action claims involving securities presently or formerly held by the Fund.

e.The Sub-Advisor may, to the extent permitted by applicable law and regulations, aggregate purchase and sale orders of securities placed with respect to the Fund Assets with similar orders being made simultaneously for other accounts managed by the Sub-Advisor or its affiliates, if, in the Sub-Advisor’s reasonable judgment, such aggregation shall result in an overall economic benefit to the Fund and its other clients. In forming this judgment the Sub-Advisor shall consider the selling or purchase price, brokerage commissions, and other expenses. In the event that a purchase or sale of the Fund Assets occurs as part of any aggregate sale or purchase order, the objective of the Sub-Advisor and any of its affiliates involved in such transaction shall be to allocate the securities so purchased or sold, as well as expenses incurred in the transaction, among the Fund and other accounts in a fair and equitable manner.

f.Whenever the Fund and one or more other investment advisory clients of the Sub-Advisor have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by the Sub-Advisor to be fair and equitable to each. Moreover, it is possible that due to differing investment objectives or for other reasons, the Sub-Advisor and its affiliates may purchase securities of an issuer for one client and at approximately the same time recommend selling or sell the same or similar types of securities for another client, including the Fund.

g.    The Sub-Advisor will not arrange purchases or sales of securities between the Fund and other accounts advised by the Sub-Advisor or its affiliates unless (a) such purchases or sales are in accordance with applicable law and regulation (including Rule 17a-7 under the 1940 Act) and the Fund’s policies and procedures, (b) the Sub-Advisor determines the purchase or sale is in the best interests of the Fund, and (c) the Fund’s Board has approved these types of transactions.

h.    The Sub-Advisor shall promptly notify the Advisor if the Sub-Advisor reasonably believes that the value of any security held by the Fund and reflected on the books and records of the Fund may not reflect fair value. The Sub-Advisor agrees to provide any pricing information of which the Sub-Advisor is aware to the Advisor and any Fund pricing agent to assist in the determination of the fair value of any Fund holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Fund’s adopted valuation procedures, which may be amended by the Board. Notwithstanding the foregoing, the parties recognize that the Sub-Advisor is not an official pricing source or agent and has no responsibility for calculating the Fund’s net asset value.

i.    Regulatory Compliance.

(i)The Sub-Advisor will comply in all material respects with applicable federal and state securities laws, including the 1940 Act, the Advisers Act, the Securities Act of 1933 (the “1933 Act”), the Securities Exchange Act of 1934 (the “1934 Act”), the Commodity Exchange Act of 1936, each as amended, and the rules and regulations adopted by the Securities and Exchange Commission, the Commodities Futures Trading Commission, or state securities regulator that are applicable to a registered investment adviser providing services to registered open-end investment companies including, without limitation, Rule 206(4)-7 under the Advisers Act.

(ii)The Sub-Advisor shall cause the Fund to comply with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as a regulated investment company.

(iii)The Sub-Advisor will cooperate fully with the Trust’s Chief Compliance Officers in the execution of his or her responsibilities to monitor service providers to the Trust pursuant to Rule 38a-1 under the 1940 Act.

(iv)The Sub-Advisor will prepare and cause to be filed in a timely manner Form 13F and, if required, Schedule 13G, each under the 1934 Act, with respect to securities held for the account of the Fund.

(v)The Sub-Advisor has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act (the “Code of Ethics”). The Sub-Advisor will provide its code of ethics to the Advisor and the Fund. The Sub-Advisor shall adopt policies and procedures reasonably designed to ensure that its Access Persons (as defined in the Sub-Advisor’s Code of Ethics) comply in all material respects with the Sub-Advisor’s Code of Ethics, as in effect. Upon request, the Sub-Advisor shall provide the Fund with (i) a copy of the Sub-Advisor’s current Code of Ethics, as in effect, and (ii) a certification that it has adopted procedures reasonably designed to prevent Access Persons from engaging in any conduct prohibited by the Sub-Advisor’s Code of Ethics. No less frequently than annually, the Sub-Advisor shall furnish to the Fund and the Advisor a written report, which complies with the requirements of Rule 17j-1 under the 1940 Act, concerning the Sub-Advisor’s Code of Ethics. The Sub-Advisor shall promptly respond to any requests for information from the Advisor as to violations of the Sub-Advisor’s Code of Ethics by Access Persons and the sanctions imposed by the Sub-Advisor. The Sub-Advisor shall promptly notify the Advisor of any material violation of the Sub-Advisor’s Code of Ethics, whether or not such violation relates to a security held by the Fund.

(vi)The Sub-Advisor shall notify the Trust’s Chief Compliance Officer and Advisor promptly upon detection of (i) any material failure to manage the Fund in accordance with its investment objectives and policies or any applicable law; or (ii) any material breach of any of the Fund’s or the Advisor’s policies, guidelines, or procedures (to the extent such policies, guidelines, or procedures have been provided to the Sub-Advisor). The Sub-Advisor agrees to correct any such failure promptly and to take any lawful action that the Board or the Advisor may reasonably request in connection with any such breach. In addition, the Sub-Advisor shall provide a quarterly report regarding its compliance with applicable law, including but not limited to the 1940 Act and the Code, and the Fund’s and the Advisor’s investment objectives policies, guidelines, or procedures as applicable to the Sub-Advisor’s obligations under this Agreement. The Sub-Advisor acknowledges and agrees that the Advisor may, in its sole discretion, provide such quarterly compliance certifications to the Board. The Sub-Advisor shall also provide the officers of the Trust with supporting certifications in connection with their respective certifications of the Fund’s financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act of 2002, as amended. To the extent legally permissible, the Sub-Advisor will promptly notify the Trust in the event (i) the Sub-Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the

Trust (excluding class action suits in which the Fund is a member of the plaintiff class by reason of the Fund’s ownership of shares in the defendant) or the compliance by the Sub-Advisor with the federal or state securities laws in connection with the services provided to the Fund under this Agreement or (ii) the controlling stockholder of the Sub-Advisor changes or an actual change in control resulting in an “assignment” (as defined in the 1940 Act) has occurred or is otherwise proposed to occur.

(vii)The Sub-Advisor shall maintain separate books and detailed records of all matters pertaining to the Fund Assets advised by the Sub-Advisor as required by Rule 31a-1 under the 1940 Act (other than those records being maintained by the Advisor, custodian, or transfer agent appointed by the Fund), and relating to its responsibilities under this Agreement. The Sub-Advisor shall preserve such records for the periods and in a manner prescribed by Rule 31a-2 under the 1940 Act (the “Fund Books and Records”). The Fund Books and Records shall be available to the Advisor and the Board, which shall be delivered promptly upon request to the Trust, upon the termination of this Agreement and shall be generally available for telecopying without delay upon reasonable advance notice during any day the Fund is open for business. The Sub-Advisor may retain a copy of the Fund Books and Records for its own recordkeeping and compliance purposes.

j.    To the extent legally permissible, the Sub-Advisor shall provide support to the Advisor with respect to the marketing of the Fund, including but not limited to: (i) permission to use the Sub-Advisor’s name in accordance with Section 6 of this Agreement; (ii) permission to use the past performance and investment history of the Sub-Advisor with respect to a composite of funds managed by the Sub-Advisor that are comparable, in investment objective and composition, to the Fund; provided that the Sub-Advisor shall have the opportunity to review in advance of first use any materials that include the Sub-Advisor’s past performance and investment history; (iii) access to the one or more individual(s) responsible for day-to-day management of the Fund or who are knowledgeable about the investment strategy employed by the Sub-Advisor for the Fund for participation in marketing conferences, teleconferences, and other activities involving the promotion of the Fund, subject to the reasonable request of the Advisor; and (iv) permission to use biographical and historical data of the Sub-Advisor and individual portfolio manager(s) in connection with the Fund.

k.    The Sub-Advisor will, on behalf of the Fund, place orders for the execution of all portfolio transactions in accordance with the policies set forth in the Fund’s Disclosure Documents. When placing orders with brokers and dealers, the Sub-Advisor’s primary objective shall be to seek the most favorable price and execution available for the Fund, and in placing such orders the Sub-Advisor may consider a number of factors, including, without limitation, the overall direct net economic result to the Fund (including commissions, which may not be the lowest available but ordinarily should not be higher than the generally prevailing competitive range); the financial strength and stability of the broker; the efficiency with which the transaction will be effected; the ability to effect the transaction at all where a large block is involved; and the availability of the broker or dealer to stand ready to execute possibly difficult transactions in the future. Consistent with the Conduct Rules of the Financial Industry Regulatory Authority, and subject to seeking most favorable price and execution and compliance with Rule 12b-1(h) under the 1940 Act, the Sub-Advisor may select brokers and dealers to execute portfolio transactions of the Fund that promote or sell shares of the Fund. The Sub-Advisor is specifically authorized, to the extent authorized by law (including, without limitation, Section 28(e) of the 1934 Act), to pay a broker or dealer who provides research services to the Sub-Advisor an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting such transaction. This excess payment (often referred to as “soft dollar” payments) in recognition of such additional research services rendered by the broker or dealer shall only be made if the Sub-Advisor determines in good faith that the excess commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of the particular transaction or the Sub-Advisor’s overall responsibilities with respect to discretionary accounts that it manages, and that the Fund derives or will derive a reasonable benefit from such research services. The Sub-Advisor will present a written report to the Board, at least quarterly, indicating total brokerage expenses, as well as the services obtained in consideration for such expenses, broken down by broker-dealer and containing such information as the Board reasonably shall request.

l.    The Sub-Advisor shall maintain errors and omissions insurance coverage in an appropriate amount and shall provide prompt written notice to the Trust (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any material claims will be made on its insurance policies related to the services provided to the Trust under this Agreement. Furthermore, the Sub-Advisor shall, upon reasonable request, provide the Trust with any information it may reasonably require concerning the amount of or scope of such insurance.

m.    In the event of any reorganization or other material change in the Sub-Advisor, the Sub-Advisor shall give the Advisor and the Board written notice of such reorganization or change within a reasonable time (but not later than 30 days) after such reorganization or change.

n.    The Sub-Advisor will bear its expenses of providing services to the Fund pursuant to this Agreement except such expenses as are expressly undertaken by the Advisor or the Fund.

o.    The Advisor and Sub-Advisor acknowledge and agree that the Sub-Advisor shall be required to provide only the services expressly described in this Agreement, and shall have no responsibility to provide any other services to the Advisor or the Portfolio except as required by law. The Advisor shall remain responsible for the Fund’s overall compliance with the 1940 Act, the Code, and all other applicable federal and state laws and regulations.

p.    The Advisor agrees to provide the Sub-Advisor with such assistance as may be reasonably requested by the Sub-Advisor in connection with its activities under this Agreement, including, without limitation, information concerning the Fund; its cash available, or to become available, for investment; and generally as to the conditions of the Fund or its affairs.

q.    The Advisor will provide the Sub-Advisor with advance notice of, and the opportunity to comment on, any change in the Funds investment objectives, investment policy risks, and restrictions as stated in the Disclosure Documents, or in any procedures and policies adopted by the Board of the Trust or the Advisor that may affect the Sub-Advisor’s management of the Fund. The Sub-Advisor shall, in the performance of its duties and obligations under this Agreement, manage the Fund Assets in compliance with such changes following reasonable notice of the effectiveness of such changes from the Advisor. In addition to such notice, the Advisor shall provide to the Sub-Advisor a copy of any amendments or supplements to the Disclosure Documents. The Advisor acknowledges and agrees that the Disclosure Documents will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Fund.

r.    The Advisor acknowledges and agrees that the Sub-Advisor does not guarantee the future performance or any specific level of performance for the Fund Assets, the success of any investment decision or strategy that the Sub-Advisor may use, or the success of the Sub-Advisor’s overall management of the Fund Assets. The Advisor acknowledges and agrees that investment decisions made with regard to the Fund Assets by the Sub-Advisor are subject to various market, currency, economic, political, and business risks, and that those investment decisions will not always be beneficial to the Fund. Additionally, there may be loss or depreciation of the value of the Fund Assets because of fluctuation of market values. These risks will be disclosed in the Fund’s Disclosure Documents.

3.    Compensation of the Sub-Advisor.

a.    As compensation for the services to be rendered and duties undertaken under this Agreement by the Sub-Advisor, the Advisor will pay to the Sub-Advisor a monthly fee equal on an annual basis to XX% on the first $1 billion of average daily net assets of the Fund, and XX% on average daily net assets of the Fund over $1 billion; without regard to any total expense limitation or other fee waiver applied by the Trust or the Advisor. Such fee shall be computed and accrued daily. If the Sub-Advisor serves in such capacity for less than the whole of any period specified in Section 12(a) of this Agreement, the compensation to the Sub-Advisor shall be prorated. For purposes of calculating the Sub-Advisor’s fee, the daily value of the Fund Assets shall be computed by the same method as the Trust uses to compute the Fund’s net asset value for purposes of purchases and redemptions of shares.

b.    The Sub-Advisor reserves the right to waive all or a part of its fees.

4.    Ongoing Reporting of the Sub-Advisor.

a.     Financial Reporting. The Sub-Advisor will report to the Board (at regular quarterly meetings and at such other times as the Board reasonably shall request, subject to the limitation on personal attendance at such meetings set forth in Section 2b of this Agreement): (i) the financial condition and financial prospects of the Sub-Advisor, (ii) the nature and amount of transactions that may be reasonably expected to effect the Fund that involve the Sub-Advisor and its affiliates, (iii) information regarding any potential conflicts of interest arising by reason of the Sub-Advisor’s continuing provision of advisory services to the Fund and to its other accounts, and (iv) such other information including but not limited to the performance of the specific strategy used to manage the Fund Assets and the capacity of the Sub-Advisor as it relates to the continuing ability of the Sub-Advisor to accept additional cash flow from the Advisor into the Fund. Upon request by the Advisor or the Board, the Sub-Advisor agrees to discuss with the Board its plans for the allocation of remaining capacity in the strategy used to manage the Fund, with respect to the Fund and to the Sub-Advisor’s other clients.

The Sub-Advisor will annually provide the Advisor with the Sub-Advisor’s financial statements, unless the Fund’s Board requests reports on a more frequent basis. For purposes of this paragraph 4(a), “financial statements” shall include the Sub-Advisor’s condensed balance sheet; provided, however, that if the Sub-Advisor’s equity decreases by 25% or more year-over-year, the Sub-Advisor agrees to provide the Advisor with such additional information as the Board may reasonably request, which may include (but is not limited to) its income statement and notes to the financial statements.

b.     Key Personnel Reporting. To the extent legally permissible, the Sub-Advisor agrees to promptly notify the Advisor upon becoming aware of any incapacity, resignation, termination, or other material change of key personnel. For purposes of this paragraph 4(b), “key personnel” include: (i) any portfolio manager of the Fund; and (ii) any chief executive officer, chief compliance officer, chief operations officer, chief investment officer, chief financial officer, chief administration officer, or any other principal or officer of similar title or position with the Sub-Advisor; and (iii) any member of its investment (or comparable) committee.

5.    Representations of the Advisor and the Trust. The Advisor represents that: (a) the Advisor has been duly appointed by the Board to provide investment services to the Fund Assets as contemplated in this Agreement; (b) the Advisor has all necessary power and authority to execute, deliver, and perform this Agreement on behalf of the Trust, and such execution, delivery, and performance will not violate any applicable law, regulation, organizational document, policy, or agreement binding on the Trust or its property; (c) the Trust has the full power and authority to enter into all transactions contemplated under this Agreement, to perform its obligations under such transactions and to authorize the Advisor to procure the Sub-Advisor to enter into such transactions on the Trust’s and Fund’s behalf; (d) the Advisor’s decision to appoint the Sub-Advisor was made in a manner consistent with its fiduciary duties under applicable law and the governing documents, contracts, or other material agreements or instruments governing the Fund’s investment or trading activities; (e) the Advisor will deliver to the Sub-Advisor a true and complete copy of the Fund’s Disclosure Documents and any amendments to such Disclosure Documents during the term of this Agreement, such other documents or instruments governing the investments of Fund Assets, and such other information as is necessary for the Sub-Advisor to carry out its obligations under this Agreement; and (f) the Trust is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

6.    Use of Names.

a. Neither the Advisor nor the Trust shall use the name of the Sub-Advisor in any prospectus, sales literature, or other material relating to the Advisor or the Trust in any manner not approved in advance by the Sub-Advisor; provided, however, that the Sub-Advisor will approve all uses of its name which merely refer in accurate terms to its appointment or which are required by the Securities and Exchange Commission (the “SEC”) or a state securities commission; and provided further, that in no event shall such approval be unreasonably withheld.

b. The Sub-Advisor shall not use the name of the Advisor or the Trust in any material relating to the Sub-Advisor in any manner not approved in advance by the Advisor or the Trust, as the case may be; provided, however, that the Advisor and the Trust will each approve all uses of their respective names which merely refer in accurate terms to the appointment of the Sub-Advisor as the Fund’s Sub-Advisor under this Agreement or which are required by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld.

c. Upon termination of this Agreement in accordance with Section 12, the Advisor shall cease using any references to the Sub-Advisor in Fund and Advisor documents unless such reference is required by law. Similarly, the Sub-Advisor shall cease using any references to the Advisor or Fund in any documents unless such reference is required by law. For purposes of this paragraph, documents include but are not limited to, marketing materials, regulatory filings, and performance reporting.

7.    Liability of the Sub-Advisor. The Sub-Advisor shall indemnify and hold harmless the Trust, the Advisor, and all their affiliated persons (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, the “Sub-Advisor Indemnitees”) against any and all direct losses, claims, damages, or liabilities (including reasonable legal and other expenses) (collectively, “Losses”) incurred by reason of or arising out of: (a) the Sub-Advisor being in material violation of any applicable federal or state law, rule, or regulation or any investment policy or restriction set forth in the Fund’s Disclosure Documents or any written guidelines or instruction provided in writing by the Board; or (b) the Sub-Advisor’s willful misfeasance, bad faith, gross negligence, or its reckless disregard of its obligations and duties under this Agreement.

8.    Liability of the Advisor. The Advisor shall indemnify and hold harmless the Sub-Advisor and all affiliated persons (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, the “Advisor Indemnitees”) against any and all direct Losses incurred by reason of or arising out of: (a) the Advisor being in material violation of any applicable federal or state law, rule, or regulation; or (b) the Advisor’s willful misfeasance, bad faith, gross negligence, or its reckless disregard of its obligations and duties under this Agreement.

9.    Limitation of Trust’s Liability. The Sub-Advisor acknowledges that it has received notice of and accepts the limitations upon the Trust’s liability set forth in its Declaration of Trust. The Sub-Advisor agrees that (i) the Trust’s obligations to the Sub-Advisor under this Agreement (or indirectly under the Advisory Agreement) shall be limited in any event to the Fund Assets and (ii) the Sub-Advisor shall not seek satisfaction of any such obligation from the shareholders of the Fund, other than the Advisor, nor from any Trustee, officer, employee, or agent of the Trust.

10.    Force Majeure. The Sub-Advisor shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, terrorism, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Sub-Advisor shall take all reasonable steps to minimize service interruptions.

11.    Confidentiality. Each party expressly undertakes to protect and to preserve the confidentiality of all information and know-how made available under or in connection with this Agreement, or the parties’ activities that are either designated as being confidential or which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary or confidential (collectively, the “Confidential Information”). Each party shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information but in any event using a commercially reasonable standard of care, to keep confidential the Confidential Information. Neither party shall disclose Confidential Information except: (a) to its employees, directors, officers, legal advisors, or auditors having a need to know such Confidential Information; (b) in accordance with a judicial or other governmental order or when such disclosure is required by law or regulation, provided that prior to such disclosure and to the extent legally permissible the receiving party shall provide the disclosing party with written notice and shall comply with any protective order or equivalent; or (c) in accordance with a regulatory audit or inquiry, without prior notice to the disclosing party, provided that the receiving party shall make all reasonable efforts to seek a confidentiality undertaking from the regulatory agency where possible.

Neither party will make use of any Confidential Information except as expressly authorized in this Agreement or as agreed to in writing between the parties. However, the receiving party shall have no obligation to maintain the confidentiality of information that: (a) it received rightfully from another party prior to its receipt from the disclosing party that is not otherwise subject to obligations of confidentiality; (b) the disclosing party discloses generally without any obligation of confidentiality; (c) is or subsequently becomes publicly available without the receiving party’s breach of any obligation owed the disclosing party; or (d) is independently developed by the receiving party without reliance upon or use of any Confidential Information. Each party’s obligations under this clause shall survive for a period of three years following the expiration or termination of this Agreement.

Notwithstanding anything to the contrary, each party to this Agreement may disclose any information with respect to the United States federal income tax treatment and tax structure (and any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction) of the transactions contemplated in this Agreement.

12.    Renewal, Termination and Amendment.

a.    This Agreement shall continue in effect, unless sooner terminated under this Agreement, through August 22, 2021; and it shall thereafter continue for successive annual terms provided that such continuance is specifically approved by the parties and, in addition, at least annually by (i) the vote of the holders of a majority of the outstanding voting securities of the Fund or (ii) by vote of a majority of the Trust’s Board including the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of either the Advisor or the Sub-Advisor, cast in person at a meeting called for the purpose of voting on such approval.

b.    This Agreement may be terminated at any time, without payment of any penalty, (i) by the Advisor upon not more than 60-day nor less than 30-day prior written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Advisor; (ii) by the Sub-Advisor upon not less than 60-day prior written notice delivered or mailed by registered mail, postage prepaid, to the Advisor; or (iii) by the Trust, upon either (y) the majority vote of the Board or (z) the affirmative vote of a majority of the outstanding voting securities of the Fund. This Agreement shall terminate automatically in the event of its assignment.

c.    This Agreement may be amended at any time by the parties, subject to approval by the Board and, if required by applicable SEC rules and regulations, a vote of the majority of the outstanding voting securities of the Fund affected by such change.

d.    The terms “assignment,” “interested persons” and “majority of the outstanding voting securities” shall have the meaning set forth for such terms in the 1940 Act.

13.    Severability. If any provision of this Agreement shall become or shall be found to be invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected.

14.    Notice. Any notices under this Agreement shall be in writing and sent to the address or facsimile number, as applicable, of the party receiving such notice or instruction and (a) delivered personally; (b) sent by electronic mail (“email”) or facsimile transmission, with notice or confirmation of receipt received; (c) delivered by a nationally recognized overnight courier; or (d) sent by prepaid first-class mail. Until further notice to the other party, it is agreed that the addresses of the Trust and the Advisor for this purpose shall be 303 Broadway, Suite 1100, Cincinnati, Ohio 45202 and that the address of the Sub-Advisor shall be 10 Rockefeller Plaza, Third Floor, New York, NY 10020.

15.    Miscellaneous. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York. The captions in this Agreement are included for convenience only and in no way define or delimit any of the Agreement provisions or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

16.    Entire Agreement. This Agreement, including any attached Schedules, constitutes the sole and entire agreement of the parties with respect to the Agreement’s subject matter.

17.     Customer Notification. By executing this Agreement, the Advisor acknowledges that as required by the Advisers Act the Sub-Advisor has supplied to the Advisor and the Trust copies of the Sub-Advisor’s Form ADV with all exhibits and attachments and will promptly supply to the Advisor copies of all amendments or restatements of such document. Otherwise, the Advisor’s rights under federal law allow termination of this contract without penalty within five business days after entering into this contract. U.S. law also requires each person or entity that opens a trading account on behalf of the Fund to provide and verify certain information.  The Sub-Advisor will ask the Advisor for the Trust’s legal name, principal place of business address, and Taxpayer Identification or other identification number, and may ask for other identifying information, as appropriate to meet these requirements.

Signatures on next page.

The parties’ duly authorized officers have signed and delivered this Agreement as of the date first above written.

TOUCHSTONE ADVISORS, INC.

BY: /s/ Steve Graziano        BY: /s/ Terrie Wiedenheft
Name: Steve Graziano        Name: Terrie Wiedenheft
Title: President            Title: Chief Financial Officer

ROCKEFELLER & CO., LLC

BY: /s/ Edmond Moriarty
Name: Edmond N. Moriarty
Title: Chief Financial Officer

TSF-2525-1910

(This Page Intentionally Left Blank)

(This Page Intentionally Left Blank)